UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

Advanced Drainage Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36557	51-0105665
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard, Hilliard, Ohio 43026	43026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 658-0050

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reassignment of Mark A. Lovett as a Class II Director

On August 12, 2014, the Board of Directors of Advanced Drainage Systems, Inc. (the “Company”) reassigned Mark A. Lovett as a Class II director to fill the vacancy resulting from the previously-announced resignation of Scott M. Wolff. Mr. Lovett resigned from his position as a Class III director but solely for the purpose of his simultaneous reassignment as a Class II director. After giving effect to the foregoing, the three classes of directors of the Company are as nearly equal in number as possible, in accordance with the Company’s Amended and Restated Certificate of Incorporation.

Amendments to Amended 2000 Incentive Stock Option Plan and 2013 Stock Option Plan

On August 12, 2014, the Company’s Board of Directors amended the Company’s Amended 2000 Incentive Stock Option Plan (the “2000 Plan”) and the Company’s 2013 Stock Option Plan (the “2013 Plan”) to terminate the reload option feature under the 2000 Plan and the 2013 Plan and to delete references to the Company’s Amended and Restated Stockholders’ Agreement dated as of September 27, 2014, which was terminated on July 30, 2014 in connection with the Company’s initial public offering.

The foregoing description is qualified in its entirety by reference to the full text of the amendments, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit No.	Description

10.1	First Amendment to Amended 2000 Incentive Stock Option Plan

10.2	First Amendment to 2013 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: August 15, 2014	By:	/s/ Mark B. Sturgeon
Name: Mark B. Sturgeon
Title: EVP, CFO, Secretary & Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Amended 2000 Incentive Stock Option Plan

10.2	First Amendment to 2013 Stock Option Plan